                                                                     Exhibit 3.7



                          CERTIFICATE OF INCORPORATION
                                       OF
                           ROMA MANAGEMENT CORPORATION

                                   ARTICLE ONE

                                      NAME

         The name of the corporation is Roma Management Corporation.

                                   ARTICLE TWO

                                REGISTERED AGENT

         The address of the corporation's registered office in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County. The name of the corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

                                     PURPOSE

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR

                                  CAPITAL STOCK

         The aggregate number of shares of stock that the corporation shall have authority to issue is one hundred (100). All of such shares shall be of the par value of $0.01 per share, shall be of the same class and shall be designated as "Common Stock."

                                  ARTICLE FIVE

                                  INCORPORATOR

         The name and mailing address of the sole incorporator is as follows:

Name                                    Address

David G. Short                          10000 N. Central Expressway,
                                        Ste. 900
                                        Dallas, TX 75231

                                   ARTICLE SIX

                                INITIAL DIRECTORS

         The number of directors constituting the initial Board of Directors is three (3). Thereafter, the number of directors constituting the Board of Directors shall be fixed by or in accordance with the bylaws of the corporation. The following persons shall serve as directors of the corporation until the first annual meeting of stockholders of the corporation or until their successors are duly elected and qualified:

Name                                    Address

Robert F. Murchison                     10000 N. Central Expressway, Ste. 900
                                        Dallas, TX 75231

Burk C. Murchison                       10000 N. Central Expressway, Ste. 900
                                        Dallas, TX 75231

Kenneth F. Reimer                       10000 N. Central Expressway, Ste. 900
                                        Dallas, TX 75231


                                  ARTICLE SEVEN

                          CUMULATIVE VOTING PROHIBITED

         Cumulative voting in the election of directors or otherwise is hereby expressly prohibited.

                                  ARTICLE EIGHT

                            PREEMPTIVE RIGHTS DENIED

         No stockholder shall have, as a stockholder of the corporation, any preemptive right to acquire, purchase or subscribe for the purchase of any or all additional issues of stock of the corporation or any or all classes or series thereof, or for any securities convertible into such stock, whether now or hereafter authorized.

                                  ARTICLE NINE

                                     BYLAWS

         The initial bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend or repeal the bylaws or adopt new bylaws, subject to the right of the stockholders to adopt, amend or repeal the bylaws, is vested in the Board of Directors.

                                   ARTICLE TEN

                                 INDEMNIFICATION

         To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, the corporation shall indemnify any and all of its directors and officers, or former directors and officers, or any person who may have served at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

         Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such officer or director is not entitled to be indemnified by the corporation as authorized in this Article.

                                 ARTICLE ELEVEN

                               DIRECTOR LIABILITY

         To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director or former director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No repeal, amendment or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or former director of the corporation prior to such repeal, amendment or modification.

                                 ARTICLE TWELVE

                                   AMENDMENTS

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, I have hereunder set my hand this 21st day of November, 1991.

                                             /s/ David G. Short
                                             ----------------------------------
                                             David G. Short, Incorporator

STATE OF TEXAS
COUNTY OF DALLAS

         Before me, a notary public in and for said county and state, personally appeared David G. Short, known to me to be the person whose name is subscribed to the foregoing document, and being by me first duly sworn, declared that he executed the same as his free act and deed and that the statements contained therein are true and correct. Given under my hand and seal this 21st day of November, 1991.

[SEAL]

                                       /s/ Colleen Hassell
                                       ----------------------------------------
                                       Notary Public in and for the
                                       State of Texas

My Commission Expires:                 Colleen Hassell
                                       ----------------------------------------
                                       (Printed Name of Notary)



-------------------------------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                            (Pursuant to Section 242)

         Roma Management Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST, That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of Roma Management Corporation be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

                  Article One. The name of the Corporation is Roma Franchise Corporation.

         SECOND, That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD, That this Certificate of Amendment of the Certificate of Incorporation shall be effective on March 30, 1994.

         IN WITNESS WHEREOF, said Roma Management Corporation has caused this Certificate to be signed by Gerald A. Brunotts, its President and attested by David G. Short, its Secretary this 20th day of March, 1994.

                                    ROMA MANAGEMENT CORPORATION

                                    By:  /s/ Robert Page
                                        ---------------------------------------
                                        President

ATTEST:

By: /s/ David G. Short
   --------------------------
   Secretary